Exhibit 99.1
ShopNBC Announces First Quarter Fiscal 2009 Financial Results
MINNEAPOLIS, MN — Tuesday, May 19, 2009 — ShopNBC (NASDAQ: VVTV), the premium lifestyle brand in electronic retailing, today announced financial results for its first fiscal quarter ended May 2, 2009.
First Quarter Results
First quarter revenues were $134 million, a 14% decrease from the same period last year. The sales decline was driven by a 26% decrease in the average selling price, offset by a 10% increase in unit volume. EBITDA, as adjusted, was a loss of ($6.8) million compared to EBITDA, as adjusted, of ($12.4) million in the year-ago period. Net loss for the first quarter was ($12.0) million compared to a net loss of ($17.6) million for the same quarter last year.
First Quarter Highlights
GE Preferred Stock. In the quarter, the company negotiated an agreement with GE to restructure and extend the majority of its payment obligation of $44.3 million Series A preferred stock by five years. This extension provides the company with the time, flexibility and financial resources to execute the turnaround of its business. The impact of this transaction on the financial statements for the quarter include a $3.4 million cash payment of principal, interest expense of $743,000, and the newly issued Series B preferred stock with a valuation of $10 million on the balance sheet.
Cash and Securities Balance. First quarter cash and securities balance ended at $54.4 million, which includes $15.7 million of illiquid auction rate securities. This cash and securities balance is a decrease of $17 million vs. the prior quarter driven by the EBITDA loss of ($6.8) million, the $3.4 million cash payment to GE, working capital usage of $3 million, and $2 million of capital spending. The company also repurchased 1.6 million shares for $900,000 at an average price of $0.58 per share.
Cable and Satellite Distribution. Of the 72 million homes in ShopNBC’s distribution footprint, carriage agreements pertaining to approximately 65% of these homes had expired at the end of calendar year 2008. The company has completed most of its negotiations with its cable and satellite providers. The company stated that it expects to preserve 100% of its footprint, and with regard to negotiations completed to date, it expects to realize a 33% rate reduction. This is expected to result in a cost savings in the range of $22 million to $25 million in fiscal 2009.
Operating Expenses. Operating expenses decreased $14.5 million year-over-year or 21% in the quarter. This reduction was driven by the successful renegotiation of certain cable and satellite agreements. The company also realized significant cost savings in the quarter due to lower headcount vs. the prior-year period, reduced online marketing spend, and a significant decline in transactional costs in the areas of order capture, customer service and fulfillment. To the extent the company completes an order faster, shifts order processing to a voice response system or online ordering, improves product quality, and reduces return rates, customer satisfaction will continue to improve while the cost of each transaction decreases.
Customers. Customer trends continued to improve with new and active customers up by 60% and 23%, respectively, in the first quarter vs. the same period last year. Return and cancel rates decreased by double digits vs. last year’s same period, reflecting improvements in delivery time, customer service, product quality, and lower price points. Customer service inquiries decreased 20% in the quarter.
Merchandising. Gross profit margin was 31.5% in the first quarter, slightly down from 32.0% in the prior-

year period, but a 260 basis point improvement over the previous quarter. The company expects margins will improve throughout the year as the shift in merchandise mix occurs along with growth in the key categories of home, fashion and beauty while the core jewelry business is repositioned at more moderate price points, higher margins, and broader appeal.
•	Average selling price was intentionally lowered to $144 in the quarter, down 26% vs. prior year.

•	94 new vendors were added across current and new product categories who will offer a continuous flow of unique, distinctive and relevant products. The company launched 62 new brands, collections and concepts in the quarter that will surprise and delight its new and existing customers.

•	Successful sales events: Spring Forward With Invicta Watches with orders of $10 million and top-selling items producing levels of $52,000 per minute to $84,000 per minute; Diamond Day with orders of $4 million; 7,000 plus units of Toshiba Notebooks generating over $5.6 million in orders over a weekend; and 5,000 plus units of 17” Blu-ray Notebook Packages generating over $6 million in orders.

•	Unit volume increased 10% in the quarter as lower price points and new merchandise proved successful in driving increased customer activity. Unit volume successes: 13,500 Isomers Stem Genesis units; 14,000 Garmin units; 23,500 Obama Coin & Stamp Collection units; 9,000 Skinn Foundation Set units; and 10,000 Wrinkle Magic units.
ShopNBC.com. A redesign of the website was launched in the quarter, which led to major improvements in its online customer experience, and an increase in new and returning buyer conversation rates vs. last year. The company also debuted “ShopNBC Anywhere” in the first quarter. As part of this mobile platform strategy, ShopNBC launched an application for iPhone and iPod touch devices — the first of its kind in the TV shopping industry.
“The company continued to make meaningful improvements to its fundamentals in a number of key areas across the entire organization in the first quarter,” said Keith Stewart, ShopNBC’s President and CEO. “As a result of these operational improvements and efficiencies, positive business metrics continued to take form, which is highly encouraging. With our strategic merchandise objectives in place to position ShopNBC as the authority and destination for home, fashion and jewelry shoppers, I remain confident about the future of our multi-channel electronic retailing business and am optimistic about our financial performance for the balance of the year.”
Added Stewart, “Given the rapid changes being implemented to improve on-going business operations and turn around the company’s financial results, guidance will not be provided at this time.”
Conference Call Information
The Company has scheduled its conference call for 11 a.m. EDT / 10 a.m. CDT on Wednesday, May 20, 2009, to discuss the results for the fiscal first quarter. To participate in the conference call, please dial 1-888-282-0357 (pass code: SHOPNBC) five to ten minutes prior to the call time. If you are unable to participate live in the conference call, a replay will be available for 30 days. To access the replay, please dial 1-866-463-4107 with pass code 7467622 (keypad: SHOPNBC).
You also may participate via live audio stream by logging on to https://e-meetings.verizonbusiness.com. To access the audio stream, please use conference number 3882059 with pass code: SHOPNBC. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.
EBITDA and EBITDA, as adjusted
The Company defines EBITDA as net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses); non-cash impairment charges and write offs, restructuring and CEO transition costs; and non-cash share-based payment expense. Management has included the term EBITDA, as adjusted, in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.
About ShopNBC
ShopNBC is a multi-channel electronic retailer operating with a premium lifestyle brand. The shopping network reaches 72 million homes in the United States via cable affiliates and satellite: DISH Network channel 134 and 228; DIRECTV channel 316. www.ShopNBC.com is recognized as a top e-commerce site. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com/ir.
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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Contacts:
Frank Elsenbast
Chief Financial Officer
952-943-6262
Anthony Giombetti
Media Relations
612-308-1190

VALUEVISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q1
	For the three months ending
	5/2/2009	5/3/2008%

Program Distribution
Cable FTEs	43,739	42,361	3%
Satellite FTEs	29,190	28,394	3%

Total FTEs (Average 000s)	72,929	70,755	3%

Net Sales per FTE (Annualized)	$7.34	$8.72	-16%

Customer Counts Year-to-Date
New	113,027	70,591	60%
Active	343,137	279,547	23%

Product Mix
Jewelry	21%	44%
Apparel, Fashion Accessories and Health & Beauty	10%	10%
Computers & Electronics	29%	17%
Watches, Coins & Collectibles	33%	20%
Home & All Other	7%	9%

Net Units (000s)	852	774	10%

Average Price Point — net units	$144	$195	-26%

Return Rate	21.7%	36.0%	-14.3 ppt

*	Includes ShopNBC TV and ShopNBC.com only.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended
	May 2,	May 3,
	2009	2008
Net sales	$133,802	$156,288
Cost of sales (exclusive of depreciation and amortization shown below)	91,613	106,332

Operating expense:
Distribution and selling	45,239	57,083
General and administrative	4,627	6,335
Depreciation and amortization	3,789	4,319
Restructuring costs	104	330
CEO transition costs	77	277

Total operating expense	53,836	68,344

Operating loss	(11,647)	(18,388)

Other income (expense):
Interest income	216	825
Interest expense — (Series B Preferred Stock)	(743)	—

Total other income (expense)	(527)	825

Loss before income taxes	(12,174)	(17,563)
Income tax (provision) benefit	162	(15)

Net loss	(12,012)	(17,578)
Excess of preferred stock carrying value over redemption value	27,895	—
Accretion of redeemable Series A preferred stock	(62)	(73)

Net income (loss) available to common shareholders	$15,821	$(17,651)

Net income (loss) per common share	$0.48	$(0.53)

Net income (loss) per common share —assuming dilution	$0.48	$(0.53)

Weighted average number of common shares outstanding:
Basic	33,103,736	33,577,899

Diluted	33,110,074	33,577,899

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands except share and per share data)

	May 2,	January 31,
	2009	2009
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$37,013	$53,845
Restricted cash	1,642	1,589
Accounts receivable, net	57,242	51,310
Inventories	44,177	51,057
Prepaid expenses and other	4,963	3,668

Total current assets	145,037	161,469

Long term investments	15,728	15,728
Property and equipment, net	30,897	31,723
FCC broadcasting license	23,111	23,111
NBC Trademark License Agreement, net	6,574	7,381
Other Assets	522	2,088

	$221,869	$241,500

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51,776	$64,615
Accrued liabilities	40,574	30,657
Deferred revenue	722	716

Total current liabilities	93,072	95,988

Deferred revenue	1,684	1,849

Accrued Dividends (Series B Preferred Stock)	817	—

Series B Mandatorily Redeemable Preferred Stock $.01 par value, 4,929,266 shares authorized; 4,929,266 shares issued and outstanding	10,519	—

Commitments and Contingencies

Series A Redeemable Convertible Preferred Stock, $.01 par value, 5,339,500 shares authorized;	—	44,191
Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 32,236,085 and 32,690,266 shares issued and outstanding	322	337
Warrants to purchase 6,029,487 shares of common stock	671	138
Additional paid-in capital	314,179	286,380
Accumulated deficit	(199,395)	(187,383)

Total shareholders’ equity	115,777	99,472

	$221,869	$241,500

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Reconciliation of EBITDA, as adjusted, to Net Loss:

	First Quarter	First Quarter
	2-May-09	3-May-08

EBITDA, as adjusted (000’s)	$(6,789)	$(12,394)
Less:
Restructuring costs	(104)	(330)
CEO transition costs	(77)	(277)
Non-cash share-based compensation	(888)	(1,068)

EBITDA (as defined) (a)	(7,858)	(14,069)

A reconciliation of EBITDA to net loss is as follows:

EBITDA, as defined	(7,858)	(14,069)
Adjustments:
Depreciation and amortization	(3,789)	(4,319)
Interest income	216	825
Interest expense	(743)	—
Income taxes	162	(15)

Net loss	$(12,012)	$(17,578)

(a)	EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses); non-cash impairment charges and writedowns, restructuring and CEO transition costs; and non-cash share-based compensation expense.
     Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.